UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 25, 2016

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in charter)
Colorado
(State or other jurisdiction of incorporation)
000-51139	13-4228144
(Commission File Number)	(IRS Employee Identification No.)

2000 South Colorado Blvd., Tower 1 Suite 3100, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/__/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/__/Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/__/Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

/__/Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2016, John R. McKowen resigned as our Chief Executive Officer, effective immediately.

On May 26, 2016, Mr. McKowen resigned from all of his other positions with our company and our subsidiaries, including from our Board of Directors.  At the time of his resignation, Mr. McKowen was our Chairman of the Board and was not a member of any Board committee.  Mr. McKowen resigned due to a potential conflict of interest.  This conflict might arise from Mr. McKowen’s ownership in an entity that is applying for cultivation cannabis licensing within the State of Colorado.   Mr. McKowen’s entity potentially may lease facilities from GrowCo and its subsidiaries based upon mutually agreeable terms.Mr. McKowen tendered resignation from our Board of Directors and from his other remaining positions with our company and subsidiaries is filed as an exhibit to this current report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

Exhibit Number	Description

17.

Email communication sent by John R. McKowen to the Board of Directors of Two Rivers Water & Farming Company, as to his resignation from the Board of Directors and other positions with Two Rivers Water & Farming Company and subsidiaries.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)
Dated: June 1, 2016	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

17.

Email communication sent by John R. McKowen to the Board of Directors of Two Rivers Water & Farming Company, as to his resignation from the Board of Directors and other positions with Two Rivers Water & Farming Company and subsidiaries.